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Exhibit (d)(2)

CONFIDENTIALITY AND STANDSTILL AGREEMENT

    This Confidentiality and Standstill Agreement between Matrix Pharmaceutical, Inc. ("Matrix") and Chiron ("Chiron") (the "Agreement") is entered into as of this third day of October 2001. Matrix and Chiron are considering whether to explore the possibility of a mutually beneficial transaction (the "Transaction"). In this connection Matrix has requested or may request certain information from Chiron and Chiron has requested or may request certain information from Matrix. This Agreement sets forth certain restrictions to which the parties are agreeing because they are exchanging information with each other. As used in this Agreement, (i) the term "Matrix," and the terms "it" and "its" when used to describe Matrix, shall include Matrix and each Affiliate (as defined in SEC Rule 12b-2) of Matrix and (ii) the term "Chiron," and the terms "it" and "its" when used to describe Chiron, shall include Chiron and each Affiliate of Chiron. The term "person" as used in this Agreement shall be broadly interpreted to include, without limitation, any corporation, partnership, individual, association, trust or other entity and the media. The term "representatives" as used in this Agreement with respect to any person shall include agents (including without limitation financial advisors, consultants, lawyers or accountants), partners, directors, officers or employees of such person.

    A.  Agreements of Matrix.

    1.  As a condition to furnishing Matrix with the information (written or oral) it has requested or may request, Chiron is requiring that Matrix agree, as set forth below, to treat confidentially such information and any other information (written or oral) concerning Chiron and its assets or businesses which is furnished to Matrix or its representatives by or on behalf of Chiron whether before or after the date of this Agreement (collectively, the "Chiron Evaluation Material"). The term "Chiron Evaluation Material" also includes all analyses, compilations, studies or other documents prepared by Matrix or others containing, or based in whole or in part on, any such information. However, the term "Chiron Evaluation Material" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Matrix or its representatives in violation of this Agreement, (ii) becomes available to Matrix on a non-confidential basis from a source other than Chiron or one of its representatives which is not known by Matrix and its representatives to be prohibited from disclosing such information by a contractual, legal or fiduciary obligation or (iii) has been independently developed by Matrix without violating any of its obligations under this Agreement. The parties acknowledge that some or all of the Chiron Evaluation Material is proprietary and may be commercially sensitive, and agree to exchange such commercially sensitive information in a manner consistent with all applicable laws.

    2.  Matrix agrees to treat the Chiron Evaluation Material confidentially and that such information will be kept confidential and will be used by Matrix and its representatives solely for the purpose of evaluating the Transaction. Matrix further agrees to transmit the Chiron Evaluation Material only to those of Matrix's representatives who are involved in evaluating the Transaction and who (i) have been advised by Matrix of the provisions of this Agreement and (ii) have agreed with Matrix to keep confidential the Chiron Evaluation Material except as permitted otherwise by this Agreement, to be bound by paragraph (A)(3) of this Agreement, and to not use the Chiron Evaluation Material except for the purpose of evaluating the Transaction. Matrix shall be responsible to Chiron for any harm Chiron suffers as a direct result of any breach of this Agreement or the agreements referred to in the immediately preceding sentence by Matrix or its representatives.

    3.  Except as required by law (and then only with the prior written notice (unless prohibited by law) to Chiron of such requirement, or if paragraph (A)(4) is applicable, then only in accordance with paragraph (A)(4) or as agreed in writing), neither Matrix nor its representatives who are given access to the Chiron Evaluation Material will disclose to any person (i) any portion of the Chiron Evaluation

Material, (ii) that the Chiron Evaluation Material has been made available to Matrix, (iii) that discussions or negotiations between Matrix and Chiron are taking or have taken place, or (iv) any of the terms, conditions or other facts with respect to the Transaction, including the status thereof.

    4.  In the event that Matrix or its representatives become legally compelled under the United States securities laws or as may be required by the Securities and Exchange Commission or in a proceeding before a court, arbitrator or administrative agency to disclose (i) any portion of the Chiron Evaluation Material, (ii) that the Chiron Evaluation Material has been made available to Matrix, (iii) that discussions or negotiations between Matrix and Chiron are taking place, or (iv) any of the terms, conditions or other facts with respect to the Transaction, including the status thereof, Matrix will, and will direct its representatives to, provide Chiron with prompt written notice (unless prohibited by law) of such legal compulsion, and shall delay disclosure, if and to the extent practicable, until Chiron has had an opportunity to seek a protective order or other appropriate remedy or to waive compliance by Matrix and/or its representatives with the provisions of this Agreement. In the event that a protective order or other remedy is not obtained in such a proceeding, or Chiron fails to waive compliance with the provisions of this Agreement, Matrix agrees that it will, and will direct its representatives to, disclose only that information which its counsel advises (except that no advice of counsel shall be required in the case of oral testimony where (i) it is impracticable to obtain such advice and (ii) counsel has advised the testifying witness of the obligations imposed by this paragraph (A)(4) prior to his testimony) is legally required to be disclosed and will exercise its best efforts, and will direct its representatives to exercise their best efforts, at Chiron's request and expense, to cooperate with Chiron to obtain reliable assurance that confidential treatment will be accorded to the information which is so disclosed.

    5.  Matrix acknowledges that it is aware (and that its representatives who are apprised of this matter have been advised) of their obligations under the United States securities laws.

    6.  In the event that the Transaction is not effected, Matrix will, and will direct its representatives to, promptly upon the written request of Chiron deliver to Chiron the Chiron Evaluation Material and all copies thereof, except for that portion of the Chiron Evaluation Material which consists of analyses, compilations, studies or other documents prepared by Matrix or its representatives, without retaining any copy thereof. That portion of the Chiron Evaluation Material which consists of analyses, compilations, studies or other documents prepared by Matrix or its representatives, and oral Chiron Evaluation Material, may be retained by Matrix and kept confidential and subject to the terms of this Agreement or destroyed.

    7.  Matrix acknowledges that neither Chiron nor any of its representatives makes any express or implied representation or warranty as to the accuracy or completeness of the Chiron Evaluation Material, or that it has provided Matrix with all of the information Matrix has requested. Except as provided in a definitive agreement for a Transaction, Matrix agrees that neither Chiron nor its representatives shall have any liability to Matrix or any of its representatives resulting from the use of the Chiron Evaluation Material by Matrix or its representatives or their reliance thereon. Matrix agrees that unless and until a definitive agreement with Chiron with respect to any Transaction has been executed and delivered, neither Chiron nor Matrix is under any legal obligation whatsoever with respect to a Transaction other than the parties' obligations to each other under this Agreement.

    8.  No failure or delay by Chiron in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. It is agreed that Chiron may be irreparably harmed by a breach of this Agreement by Matrix or its representatives. Nothing contained herein shall be construed to preclude Chiron from obtaining equitable relief, including, without limitation, injunction and specific performance, in the event of any such breach. Such remedy shall not be deemed to be the exclusive remedy for breach by Matrix or its representatives of this Agreement but shall be in addition to all other remedies available at law or equity to Chiron.

    9.  Matrix agrees that, for a period of 12 months from the date of this Agreement, neither Matrix nor any of its Affiliates will directly or indirectly, either alone or in concert with one or more other parties, without Chiron's prior written consent, (i) acquire or agree to offer to acquire, or solicit or seek to effect or negotiate with respect to the acquisition of, or make any statement or inquiry regarding any actual or potential acquisition of, any securities or assets of Chiron or its subsidiaries or current Affiliates, or any rights to purchase such securities or assets, or enter into, or agree or offer (or disclose any intent to offer) to enter into, any acquisition or other business combination transaction relating to Chiron or propose any of the foregoing; provided that this clause (i) shall not restrict Matrix or its Affiliates, or any benefit plan that is maintained for employees of Matrix or its Affiliates, from acquiring up to an aggregate of 5% of the outstanding common stock of Chiron solely for purposes of investment or from acquiring assets from Chiron and its Affiliates in the ordinary course of business and shall not restrict negotiations with respect to the Transaction; (ii) make or in any way participate in any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, securities of Chiron or its subsidiaries or current Affiliates; or (iii) make any public announcement or other communication with or to Chiron or otherwise which, in the opinion of counsel to Chiron, would require public announcement, with respect to any of the foregoing. Notwithstanding the foregoing, the limitations and prohibitions on Matrix and its Affiliates set forth in this paragraph A.9. shall no longer apply from the earlier of (x) the date Chiron publicly announces that it is seeking an acquisition or business combination in which Chiron would not be the surviving entity, (y) the date Chiron enters into an agreement or letter of intent with a third party other than Matrix and its Affiliates which provides for the acquisition of or business combination with Chiron or any of its Affiliates in which Chiron would not be the surviving entity, (z) a third party commences a tender offer for all or a significant portion of Chiron's common equity.

    B.  Agreements of Chiron.

    1.  As a condition to furnishing Chiron with the information (written or oral) it has requested or may request, Matrix is requiring that Chiron agree, as set forth below, to treat confidentially such information and any other information (written or oral) concerning Matrix and its assets or businesses which is furnished to Chiron or its representatives by or on behalf of Matrix whether before or after the date of this Agreement (collectively, the "Matrix Evaluation Material"). The term "Matrix Evaluation Material" also includes all analyses, compilations, studies or other documents prepared by Chiron or others containing, or based in whole or in part on, any such information. However, the term "Matrix Evaluation Material" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Chiron or its representatives in violation of this Agreement, (ii) becomes available to Chiron on a non-confidential basis from a source other than Matrix or one of its representatives which is not known by Chiron and its representatives to be prohibited from disclosing such information by a contractual, legal or fiduciary obligation or (iii) has been independently developed by Chiron without violating any of its obligations under this Agreement. The parties acknowledge that some or all of the Matrix Evaluation Material is proprietary and may be commercially sensitive, and agree to exchange such commercially sensitive information in a manner consistent with all applicable laws.

    2.  Chiron agrees to treat the Matrix Evaluation Material confidentially and that such information will be kept confidential and will be used by Chiron and its representatives solely for the purpose of evaluating the Transaction. Chiron further agrees to transmit the Matrix Evaluation Material only to those of those of Chiron's representatives who are involved in evaluating the Transaction and who (i) have been advised by Chiron of the provisions of this Agreement and (ii) have agreed with Chiron to keep confidential the Matrix Evaluation Material except as permitted otherwise by this Agreement, to be bound by paragraph (B)(3) of this Agreement, and to not use the Matrix Evaluation Material

except for the purpose of evaluating the Transaction. Chiron shall be responsible to Matrix for any harm Matrix suffers as a direct result of any breach of this Agreement or the agreements referred to in the immediately preceding sentence by Chiron or its representatives.

    3.  Except as required by law (and then only with the prior written notice (unless prohibited by law) to Matrix of such requirement, or if paragraph (B)(4) is applicable, then only in accordance with paragraph (B)(4) or as agreed in writing), neither Chiron nor its representatives who are given access to the Matrix Evaluation Material will disclose to any person (i) any portion of the Matrix Evaluation Material, (ii) that the Matrix Evaluation Material has been made available to Chiron, (iii) that discussions or negotiations between Chiron and Matrix are taking or have taken place, or (iv) any of the terms, conditions or other facts with respect to the Transaction, including the status thereof.

    4.  In the event that Chiron or its representatives become legally compelled under the United States securities laws or as may be required by the Securities and Exchange Commission or in a proceeding before a court, arbitrator or administrative agency to disclose (i) any portion of the Matrix Evaluation Material, (ii) that the Matrix Evaluation Material has been made available to Chiron, (iii) that discussions or negotiations between Matrix and Chiron are taking place, or (iv) any of the terms, conditions or other facts with respect to the Transaction, including the status thereof, Chiron will, and will direct its representatives to, provide Matrix with prompt written notice (unless prohibited by law) of such legal compulsion, and shall delay disclosure, if and to the extent practicable until Matrix has had an opportunity to seek a protective order or other appropriate remedy or to waive compliance by Chiron and/or its representatives with the provisions of this Agreement. In the event that a protective order or other remedy is not obtained in such a proceeding, or Matrix fails to waive compliance with the provisions of this Agreement, Chiron agrees that it will, and will direct its representatives to, disclose only that information which its counsel advises (except that no advice of counsel shall be required in the case of oral testimony where (i) it is impracticable to obtain such advice and (ii) counsel has advised the testifying witness of the obligations imposed by this paragraph (B)(4) prior to his testimony) is legally required to be disclosed and will exercise its best efforts, and will direct its representatives to exercise their best efforts, at Matrix's request and expense, to cooperate with Matrix to obtain reliable assurance that confidential treatment will be accorded to the information which is so disclosed.

    5.  Chiron acknowledges that it is aware (and that its representatives who are apprised of this matter have been advised) of their obligations under the United States securities laws.

    6.  In the event that the Transaction is not effected, Chiron will, and will direct its representatives to, promptly upon the written request of Matrix deliver to Matrix the Matrix Evaluation Material and all copies thereof, except for that portion of the Matrix Evaluation Material which consists of analyses, compilations, studies or other documents prepared by Chiron or its representatives, without retaining any copy thereof. That portion of the Matrix Evaluation Material which consists of analyses, compilations, studies or other documents prepared by Chiron or its representatives, and oral Matrix Evaluation Material, may be retained by Chiron and kept confidential and subject to the terms of this Agreement or destroyed.

    7.  Chiron acknowledges that neither Matrix nor any of its representatives makes any express or implied representation or warranty as to the accuracy or completeness of the Matrix Evaluation Material, or that it has provided Chiron with all of the information Chiron has requested. Except as provided in a definitive agreement for a Transaction, Chiron agrees that neither Matrix nor its representatives shall have any liability to Chiron or any of its representatives resulting from the use of the Matrix Evaluation Material by Chiron or its representatives or their reliance thereon. Chiron agrees that unless and until a definitive agreement with Matrix with respect to any Transaction has been executed and delivered, neither Matrix nor Chiron is under any legal obligation whatsoever with respect to a Transaction other than the parties' obligations to each other under this Agreement.

    8.  No failure or delay by Matrix in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. It is agreed that Matrix may be irreparably harmed by a breach of this Agreement by Chiron or its representatives. Nothing contained herein shall be construed to preclude Matrix from obtaining equitable relief, including, without limitation, injunction and specific performance, in the event of any such breach. Such remedy shall not be deemed to be the exclusive remedy for breach by Chiron or its representatives of this Agreement but shall be in addition to all other remedies available at law or equity to Matrix.

    9.  Chiron agrees that, for a period of 12 months from the date of this Agreement, neither Chiron nor any of its Affiliates will directly or indirectly, either alone or in concert with one or more other parties, without Matrix's prior written consent, (i) acquire or agree to offer to acquire, or solicit or seek to effect or negotiate with respect to the acquisition of, or make any statement or inquiry regarding any actual or potential acquisition of, any securities or assets of Matrix or its subsidiaries or current Affiliates, or any rights to purchase such securities or assets, or enter into, or agree or offer (or disclose any intent to offer) to enter into, any acquisition or other business combination transaction relating to Matrix or propose any of the foregoing; provided that this clause (i) shall not restrict Chiron or its Affiliates, or any benefit plan that is maintained for employees of Chiron or its Affiliates, from acquiring up to an aggregate of 5% of the outstanding common stock of Matrix solely for purposes of investment or from acquiring assets from Matrix and its Affiliates in the ordinary course of business and shall not restrict negotiations with respect to the Transaction; (ii) make or in any way participate in any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, securities of Matrix or its subsidiaries or current Affiliates; or (iii) make any public announcement or other communication with or to Matrix or otherwise which, in the opinion of counsel to Matrix, would require public announcement, with respect to any of the foregoing. Notwithstanding the foregoing, the limitations and prohibitions on Chiron and its Affiliates set forth in this paragraph B.9. shall no longer apply from the earlier of (x) the date Matrix publicly announces that it is seeking an acquisition or business combination in which Matrix would not be the surviving entity, (y) the date Matrix enters into an agreement or letter of intent with a third party other than Chiron and its Affiliates which provides for the acquisition or business combination with Matrix or any of its Affiliates in which Matrix would not be the surviving entity, or (z) a third party commences a tender offer for all or a significant portion of Matrix's common equity.

    C.  Joint Agreements.

    1.  This Agreement shall be governed by the laws of the State of Delaware.

    2.  This Agreement (exclusive of Sections A.9. and B.9.) shall inure to the benefit of and be binding upon Matrix and Chiron and their respective Affiliates, successors and assigns, including any successor to Matrix or Chiron or substantially all of Matrix's or Chiron's assets or business, by merger, consolidation, purchase of assets, purchase of stock or otherwise.

    3.  All notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by messenger, transmitted by facsimile transmission (with receipt confirmed), or five days after being mailed by registered or certified mail, postage prepaid, as follows:

      a.  If to Matrix:

      Matrix Pharmaceutical, Inc.
      34700 Campus Drive
      Fremont, CA 94555
      Attn: Michael D. Casey

      With a copy to:

      Pillsbury Winthrop LLP
      50 Fremont Street
      San Francisco, CA 94105
      Attn: Thomas E. Sparks, Jr.

      b.  If to Chiron:

      Attn: Sean Lance, President and Chief Executive Officer

    4.  If any provision of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law. This Agreement may be executed in several counterparts, all of which together shall constitute one and the same agreement.

    5.  This Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all previous agreements, written or oral, relating to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof will be binding unless approved by the parties in writing.

    6.  The restrictions and covenants set forth in this Agreement shall terminate and be of no further force and effect as of the second anniversary of the date hereof.

Matrix Pharmaceutical, Inc.
By:	/s/ JEANETTE FRITZKY Jeanette Fritzky, VP Sales & Marketing
Chiron
By:	/s/ JOYCE LONERGAN

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CONFIDENTIALITY AND STANDSTILL AGREEMENT